                                                                    EXHIBIT 99c




                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

               (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY

               FINANCIAL STATEMENTS AS OF JUNE 30, 1998 AND 1997


             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


                          INDEX TO FINANCIAL STATEMENTS





Report of Independent Public Accountants


Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1998

  Statement of Net Assets Available for Plan Benefits as of June 30, 1997

  Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended June 30, 1998


Notes to Financial Statements


 Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes as of June 30, 1998

 Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1998

                          [ARTHUR ANDERSEN LETTERHEAD]






                    Report of Independent Public Accountants




To The Standard Products Company:

We have audited the accompanying statements of net assets available for plan benefits of THE STANDARD PRODUCTS COMPANY COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY (the Plan) as of June 30, 1998 and 1997, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1998 and June 30, 1997, and the changes in net assets available for plan benefits for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                       ARTHUR ANDERSEN LLP


Detroit, Michigan
  September 11, 1998.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1998





                                                                                                       Non-
                                                                Participant Directed                Participant
                                                   ------------------------------------------------  Directed
                                                   Common               Short            Investment ----------
                                                    Stock     Equity    Term  Balanced    Contract    Common
                                                    Fund       Fund     Fund    Fund       Fund     Stock Fund   Total
                                                   ------    -------   ------   ------   ---------   ----------  ------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund             $    67   $  --     $  --     $  --     $  --     $ 4,228   $ 4,295
  Vanguard/Windsor II                                 --      44,792      --        --        --        --      44,792
  Vanguard Money Market Reserves-Prime Portfolio      --        --       1,860      --        --        --       1,860
  Vanguard STAR Portfolio                             --        --        --       2,494      --        --       2,494
  Vanguard Retirement Savings Trust                   --        --        --        --       7,452      --       7,452
                                                   -------   -------   -------   -------   -------   -------   -------
               Total investments                        67    44,792     1,860     2,494     7,452     4,228    60,893
                                                   -------   -------   -------   -------   -------   -------   -------

RECEIVABLES:
  Employer's contributions
  Employees' contributions
  Interest and dividends                              --        --        --        --        --          27        27
                                                   -------   -------   -------   -------   -------   -------   -------
               Total receivables                         0         0         0         0         0        27        27
                                                   -------   -------   -------   -------   -------   -------   -------

NET ASSETS AVAILABLE FOR PLAN BENEFITS             $    67   $44,792   $ 1,860   $ 2,494   $ 7,452   $ 4,255   $60,920
                                                   =======   =======   =======   =======   =======   =======   =======




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1997





                                                                                                              Non-
                                                                   Participant Directed                    Participant
                                                    ----------------------------------------------------    Directed
                                                    Common                  Short             Investment  -----------
                                                    Stock      Equity       Term    Balanced   Contract      Common
                                                    Fund        Fund        Fund      Fund       Fund      Stock Fund  Total
                                                   -------    --------    -------   --------   ---------  ----------- ------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund             $ 57,470   $   --     $   --     $   --     $   --     $ 84,918   $142,388
  Vanguard/Windsor II                                  --      180,641       --         --         --         --      180,641
  Vanguard Money Market Reserves-Prime Portfolio       --         --       50,774       --         --         --       50,774
  Vanguard STAR Portfolio                              --         --         --      132,819       --         --      132,819
  Vanguard Retirement Savings Trust                    --         --         --         --      318,715       --      318,715
                                                   --------   --------   --------   --------   --------   --------   --------
         Total investments                           57,470    180,641     50,774    132,819    318,715     84,918    825,337
                                                   --------   --------   --------   --------   --------   --------   --------

RECEIVABLES:
  Employer's contributions                             --         --         --         --         --          480        480
  Employees' contributions                              501      1,009        232        466      1,532       --        3,740
  Interest and dividends                                265       --         --         --         --          387        652
                                                   --------   --------   --------   --------   --------   --------   --------
         Total receivables                              766      1,009        232        466      1,532        867      4,872
                                                   --------   --------   --------   --------   --------   --------   --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS             $ 58,236   $181,650   $ 51,006   $133,285   $320,247   $ 85,785   $830,209
                                                   ========   ========   ========   ========   ========   ========   ========




    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1998





                                                                        Participant Directed
                                                            --------------------------------------------------------------------
                                                             Common                     Short                         Investment
                                                              Stock        Equity       Term         Balanced          Contract
                                                              Fund         Fund         Fund         Fund              Fund
                                                            ---------    ---------    --------     ---------        ------------
ADDITIONS:
  Contributions-
    Employer's                                               $    --      $    --      $    --      $    --         $    --
    Employees'                                                     144        2,353          777          521           1,094
                                                             ---------    ---------    ---------    ---------       ---------
         Total contributions                                       144        2,353          777          521           1,094
                                                             ---------    ---------    ---------    ---------       ---------
  Net unrealized appreciation in fair value of investments         165        6,822         --            197            --
  Realized gains                                                 2,942       10,665         --          7,204            --
  Interest and dividends                                            53        6,381          686        1,541           4,747
                                                             ---------    ---------    ---------    ---------       ---------
         Total additions                                         3,304       26,221        1,463        9,463           5,841
                                                             ---------    ---------    ---------    ---------       ---------
DEDUCTIONS -
  Benefit payments                                              61,473      163,079       50,609      140,254         318,636
                                                             ---------    ---------    ---------    ---------       ---------
         Total deductions                                       61,473      163,079       50,609      140,254         318,636
                                                             ---------    ---------    ---------    ---------       ---------

NET DECREASE                                                   (58,169)    (136,858)     (49,146)    (130,791)       (312,795)

NET ASSETS AT BEGINNING OF YEAR                                 58,236      181,650       51,006      133,285         320,247
                                                             ---------    ---------    ---------    ---------       ---------

NET ASSETS AT END OF YEAR                                    $      67    $  44,792    $   1,860    $   2,494       $   7,452
                                                             =========    =========    =========    =========       =========



                                                                   Non-
                                                                Participant
                                                                 Directed
                                                                ----------
                                                                  Common
                                                                Stock Fund     Total
                                                                ---------     -------
ADDITIONS:
  Contributions-
    Employer's                                                  $     647    $     647
    Employees'                                                       --          4,889
                                                                ---------    ---------
         Total contributions                                          647        5,536
                                                                ---------    ---------
  Net unrealized appreciation in fair value of investments            247        7,431
  Realized gains                                                    7,412       28,223
  Interest and dividends                                              273       13,681
                                                                ---------    ---------
         Total additions                                            8,579       54,871
                                                                ---------    ---------
DEDUCTIONS -
  Benefit payments                                                 90,109      824,160
                                                                ---------    ---------
         Total deductions                                          90,109      824,160
                                                                ---------    ---------

NET DECREASE                                                      (81,530)    (769,289)

NET ASSETS AT BEGINNING OF YEAR                                    85,785      830,209
                                                                ---------    ---------

NET ASSETS AT END OF YEAR                                       $   4,255    $  60,920
                                                                =========    =========





    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


(1)  SUMMARY OF PLAN

           General

              The Standard Products Company Collectively Bargained Savings and
                 Retirement Plan (Lexington Division) UAW Local 1681 Lexington, KY (the Plan) is a defined contribution plan covering all employees who have one year of service and are covered by the collective bargaining agreement between UAW Local 1681 (the Union) and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974.

           Administration

              The Plan is administered by The Standard Products Collectively
                 Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

           Contributions

              Each year, participants may contribute up to 10 percent of their pretax compensation. The Company contributes 20 percent of the first 4 percent of base compensation that the participant contributes to the Plan. All employer matching contributions are invested in the Company Common Stock Fund.

           Participant Accounts

              Each participant's account is credited with the participant's contributions, their allocation of the Company's contributions and the earnings of their investment funds.

           Vesting

              The participants are immediately vested in their contributions and the Company's contributions plus actual earnings thereon.

           Investment Options

              Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

                 Company Common Stock Fund - This fund invests in the Standard
                   Products Company Stock Fund.

                 Equity Fund - This fund invests in the Vanguard/Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



              Index Fund - This fund invests in the Vanguard Index Trust-500
                Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

              Short Term Investment Fund - This fund invests in the Vanguard
                Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

              Balanced Fund - This fund invests in the Vanguard STAR Portfolio which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

              Investment Contract Fund - This fund invests in the Vanguard
                Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust. Prior to April 30, 1997, this fund was known as the Vanguard Investment Contract Trust.

           Payment of Benefits

              In the event of retirement, death, termination, permanent
                disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

(2)       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Accounting

              The accompanying financial statements are prepared on the accrual basis of accounting.

           Investments

              The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1998 and 1997. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1998, is presented in Schedule I.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


           Administrative Expenses

              The Company pays the administrative expenses of the Plan,
                including any expenses and fees of the Trustee.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)       FEDERAL INCOME TAXES

              The Internal Revenue Service (IRS) has determined and informed the
                Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(4)       RELATED-PARTY TRANSACTIONS

              Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5)  PLAN TERMINATION

              Effective February 15, 1997 the Company entered into a termination agreement with the Union to cease operations at the Lexington division. The plant was closed in August, 1997. Following the plant closing, the Company intends to terminate the Plan, and upon receipt of the IRS' determination that the Plan remains qualified upon termination, the Company will distribute all remaining account balances to those participants who have not previously received distribution of their account balances.

                                                                   SCHEDULE I




                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY

                           EIN: 34-0549970 - PLAN: 015


           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               AS OF JUNE 30, 1998




      Shares/
     Par Value                    Description                                                      Cost         Market
     ---------                    -----------                                                      ----         ------

        285       *Standard Products Company Stock Fund                                          $ 3,151       $ 4,295

      1,371       *Vanguard/Windsor II                                                            30,228        44,792

      1,860       *Vanguard Money Market Reserves-Prime Portfolio                                  1,860         1,860

        133       *Vanguard STAR Portfolio                                                         2,089         2,494

      7,452       *Vanguard Retirement Savings Trust                                               7,452         7,452
                                                                                                 -------       -------

                            Total                                                                $44,780       $60,893
                                                                                                 =======       =======


*Represents a party-in-interest



          The accompanying notes are an integral part of this schedule.

                                                                   SCHEDULE II



                          THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                (LEXINGTON DIVISION) UAW LOCAL 1681 LEXINGTON, KY

                           EIN: 34-0549970 - PLAN: 015


                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1998




 During the year ended June 30, 1998, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1997:



      Shares/                                                               Purchase Cost/       Historical        Gain
     Par Value              Description                                     Sale Proceeds          Cost           (Loss)
     ---------              -----------                                     --------------       ----------       ------
               *Standard Products Company Stock Fund-
     10,384       Sales                                                       $151,582           $109,113        $42,469
        192       Purchases                                                      2,723              2,723            N/A

               *Vanguard/Windsor II-
      5,522       Sales                                                        163,079            122,165         40,914
        341       Purchases                                                      9,744              9,744            N/A

               *Vanguard STAR Portfolio-
      7,676       Sales                                                        140,254            119,118         21,136
        144       Purchases                                                      2,527              2,527            N/A

               *Vanguard Retirement Savings Trust-
    318,636         Sales                                                      318,636            318,636              -
      7,373         Purchases                                                    7,373              7,373            N/A

               *Vanguard Money Market Reserves Prime
                  Portfolio-
     50,609         Sales                                                       50,609             50,609              -
      1,695         Purchases                                                    1,695              1,695            N/A

                      Individual Transactions
                      -----------------------
               *Standard Products Company Stock
                  Fund 8/18/97 -
      3,455         Sales                                                       48,442             35,656         12,786

               *Vanguard Retirement Savings
                  Trust 7/14/97 -
     61,588         Sales                                                       61,588             61,588              -

               *Vanguard Retirement Savings
                  Trust 8/18/97 -
     94,320         Sales                                                       94,320             94,320              -


*Represents a party-in-interest


          The accompanying notes are an integral part of this schedule.